Contacts:  Charlotte Penner
           Director, Corporate Communications
           301-998-7465

           Nate Wallace
           Manager, Investor Relations
           301-984-5059

FOR IMMEDIATE RELEASE

                     MANUGISTICS ANNOUNCES REORGANIZATION
                             AND FUTURE DIRECTION

      REDUCES EXPENSES, CHANGES MANAGEMENT TEAM, STREAMLINES ORGANIZATION
                TO CONCENTRATE ON TARGET MARKETS AND E-COMMERCE

     Rockville, Md., January 19, 1999 -- Manugistics Group, Inc. (Nasdaq: MANU), today announced plans to reorganize and move forward as an independent software vendor. The Company will concentrate on its core business -- providing solutions that deliver rapid results to companies with dynamic supply chains in target markets, and on enabling these companies to take advantage of emerging e-commerce opportunities. The Company announced it is reorganizing and streamlining the business around core strengths, decreasing expenses by means of a substantial reduction in workforce and other actions, and making changes in the management team. As of this past weekend, Manugistics is no longer engaged in the previously-announced discussions with other companies concerning a potential business combination.

     "We have carefully considered our performance and market factors that have affected us and other companies over the last several quarters. Our number one objective is to return to profitability, which we believe we can achieve in the near-term by reorganizing the Company to improve our execution, and streamlining the business to focus on target markets," said William M. Gibson, Chairman and CEO of Manugistics.

     "We will continue to deliver proven solutions which enable our large client base -- over 850 companies, more than any other supply chain vendor -- to achieve rapid results. We will focus on our core competencies to provide deep, industry-specific supply chain solutions to companies with dynamic supply chains, that are consumer-driven, and desire to leverage e-commerce across their supply chains. Just as we pioneered the supply chain market, we intend to leverage our early lead in e-commerce to pioneer the next generation of supply chain solutions we call e-Chain/TM/," Gibson continued.

The Company has made the following changes in its organization and senior management:

*  Global Sales and Services -- Kenneth S. Thompson, executive vice president,
   -------------------------
will lead this group, adding Europe, Middle East and Africa, Latin America and Australasia to his previous responsibilities of overseeing Japan.

*  North American Sales Operations -- Jeffrey L. Holmes, vice president, will
   -------------------------------
lead this group which consolidates sales with presales consulting and industry marketing into an integrated, streamlined organization operating as a team to sell and deliver customer-specific high value solutions. This group also includes e-Chain Technologiesn/TM/which integrates sales, domain experts, product marketing and engineering into a single organization chartered with maximizing emerging opportunities for collaborative commerce solutions for inter-enterprise supply chains.

*  Supply Chain Products -- Eric J. Hughey, vice president of development, and
   ---------------------
Frederick W. Rook, chief technical officer, will co-lead a redefined Supply Chain Products group which unites product development, product marketing and product support under one organization.

*  Consulting Services -- Mary Lou Fox, senior vice president, who created
   -------------------
Manugistics' original consulting services organization will reassume responsibilities to lead that group. Consulting Services will continue to work closely with sales as a key component of the team that delivers rapid results to clients.

* The Company is recruiting a CEO to bring additional management depth and leadership to the organization. William M. Gibson will continue as Chairman of the Company.

* Joseph E. Broderick, executive vice president of Client Sales and Services, and Keith Enstice, senior vice president of Global Consulting Services, have resigned.

   As part of the restructuring, the Company is reducing its workforce by approximately 30 percent or 400 people. The Company expects to report a non-recurring charge estimated to be about $60 million for the quarter ending February 28, 1999 to cover costs related to the write-off of equipment and intangibles, closing of certain offices, and the workforce reduction. This charge will consist primarily of certain non-cash charges (e.g., intangibles) together with certain cash charges (e.g., payments associated with workforce reductions and elimination of leases).

   Headquartered in Rockville, Md., Manugistics Group, Inc. provides customer-centric supply chain optimization solutions and has the largest global client base of any supply chain provider. The company's solutions are used by more than 850 companies to improve the flow of product within and among companies from raw materials or parts through manufacturing to delivery of product to the end customer. Manugistics' solutions uniquely allow its clients to create and optimize their dynamic supply chains around their customers and are quick to implement, adapt easily to change, and deliver rapid results. Its clients include leading companies such as Compaq, DuPont, Harley-Davidson, Nike, Nestle, and Wal-Mart.

FORWARD LOOKING STATEMENTS

     This press release contains forward looking statements that are subject to risks and uncertainties and there are important factors that could cause actual results to differ materially from those anticipated by such statements. (Certain of such statements are identified by use of words such as "anticipate," "believe," "estimate," "intend," "expect," or "future.")

Most importantly, there are a number of important factors that could affect the Company's performance. Demand for the Company's supply chain management software products and the Company's quarterly operating results could be affected by business conditions or the general economy in domestic and international markets, the timely availability and acceptance of the Company's products, technological change, the timing and results of the Company's longer-term initiatives, the response of prospective customers to announced or commercially available products or pricing, competitors' announcements and other marketing activities, acquisitions or marketing relationships, the length of the Company's sales cycles, or the Company's ability to integrate acquired operations and technologies rapidly and effectively. The Company's expense levels are based largely on its expectations of future revenues, and if revenues were to be below expectations (as has occurred in the first two quarters of fiscal 1999), the Company's operating results would be and have been affected. The timing of releases of the Company's software products can be affected by client needs, marketplace demands, technological advances, and competitors' activities. The expansion of the Company's operations into foreign markets, including the Asia/Pacific and South America regions, might be affected by general economic conditions in foreign countries, difficulties in staffing and managing international operations, changes in foreign currency exchange rates, and political and economic instability. For further information, please refer to the Company's Form 10-K for the year ended February 28, 1998, and other reports and documents subsequently filed with the Securities and Exchange Commission which are publicly available, copies of which may also be obtained by contacting the Company's Investor Relations department at 301-984-5409. The Company assumes no obligation to update the information contained in this press release.

                                     # # #

Manugistics, the Manugistics logo, and working as one are registered trademarks and e-Chain and e-Chain Technologies are trademarks of Manugistics, Inc. All other product or company names mentioned are used for identification purposes only, and may be trademarks of their respective owners. Additional information about Manugistics can be found at the company's site on the World Wide Web, at http://www.manugistics.com.